FORM OF
AMENDED SCHEDULE A TO SECOND AMENDED AND RESTATED INVESTMENT COMPANY SERVICES AGREEMENT

THIS AMENDED SCHEDULE A dated as of September 15th, 2008, amends and restates Schedule A to that certain Second Amended and Restated Investment Company Services Agreement dated as of April 2, 2008, as amended and supplemented, between Matthews International Funds (the “Fund”) and PNC Global Investment Servicing (U.S.) Inc. (formerly, PFPC Inc.),

SCHEDULE A

IDENTIFICATION OF FUNDS

Matthews International Funds

Matthews Asia Pacific Fund
Matthews Asia Pacific Equity Income Fund
Matthews Pacific Tiger Fund
Matthews Asian Growth and Income Fund
Matthews Asian Technology Fund
Matthews China Fund
Matthews India Fund
Matthews Japan Fund
Matthews Korea Fund
Matthews Asia Small Companies Fund

No-load, no 12b-1, no CDSC, redemption fee of 2% on all redemptions made within 90 days of purchase).

This Schedule A may be amended from time to time by agreement of the parties.

MATTHEWS INTERNATIONAL FUNDS

By: ________________________

Name: ______________________

Title: _______________________

PNC GLOBAL INVESTMENT SERVICING (U.S.) INC.

By: ________________________

Name: ______________________

Title: _______________________